================================================================================
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                 --------------

                                    FORM 8-K

                                 --------------

                                 CURRENT REPORT
                             Pursuant to Section 13
                           or 15(d) of the Securities
                              Exchange Act of 1934


Date of Report (Date of earliest event reported):  February 22, 1999
                                                   -----------------

                          Doral Financial Corporation
            -------------------------------------------------------
            (Exact name of registrant as specified in this charter)

         Puerto Rico                             0-17224                          66-0312162
-------------------------------            ---------------------      --------------------------------
(State or other jurisdiction of            (Commission File No.)      (IRS Employer Identification No.)
incorporation)

1159 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico         00920
---------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:    (787) 749-7100
                                                       --------------

--------------------------------------------------------------------------------
================================================================================

ITEM 5.  OTHER EVENTS

     On February 22, 1999, Doral Financial Corporation (the "Company") closed the sale of 1,495,000 shares of its 7% Noncumulative Monthly Income Preferred Stock, Series A (including 195,000 shares sold pursuant to an over-allotment option to the underwriters) through a group of underwriters led by PaineWebber Incorporated of Puerto Rico and Popular Securities, Inc. at a price to the public of $50.00 per share. The Company received proceeds of approximately $72.4 million from the offering, before deducting expenses of the offering.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA, FINANCIAL INFORMATION AND EXHIBITS

               (c)  Exhibits

                    3.1(d) Certificate of Designation creating 7% Noncumulative Monthly Income Preferred Stock, Series A (incorporated by reference from Exhibit
                              3.4 to the Company's Registration Statement on Form 8-A filed with the SEC on February 17, 1999).

                    99        Press Release dated February 22, 1999

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.



                                             DORAL FINANCIAL CORPORATION



                                             By:     /s/ Mario S. Levis
                                                 -----------------------------
                                                         Mario S. Levis
                                                   Executive Vice President
                                                         and Treasurer



Date: February 22, 1999





                                      3